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                                                             EXHIBIT N0. 99.8(c)

                  AMENDMENT TO SHAREHOLDER SERVICING AGREEMENTS

     WHEREAS, each of the investment companies listed on ANNEX A hereto (each a "Fund" and collectively the "Funds") is a party to a Shareholder Servicing Agreement (the "Agreements") with MFS Service Center, Inc. ("MFSC"); and

     WHEREAS, the Funds and MFSC wish to clarify MFSC's responsibilities in implementing and monitoring compliance with policies adopted by the Funds to seek to detect and deter late trading, market timing and excessive trading; and

     NOW, THEREFORE, MFSC and each of the Funds listed on ANNEX A agree to amend their respective Agreements as follows:

Section 1. Section 3 of each Agreement is amended to add the following to the end of that Section:

     "Without limiting its duties as set forth above, you agree to use your commercially reasonable efforts to implement any short-term trading fees, exchange limitations and any other restrictions intended to limit or prevent late trading, market timing or excessive or short-term trading in the Fund that the Board of Trustees may adopt. The Fund agrees to discuss with you the technical feasibility and related expenses of any such restrictions prior to their adoption. You and the Board of Trustees shall review from time to time appropriate procedures that should be implemented by the Fund's service providers to monitor for and to seek to prevent late trading and seek to limit or prevent market timing or excessive trading. You shall implement and shall cooperate with other service providers in implementing such policies and procedures. You shall also cooperate with and take such measures as the Board of Trustees may reasonably request to monitor the adherence by financial intermediaries which have entered into omnibus account or network arrangements with the Fund's policies and procedures regarding late trading, market timing or excessive trading and the implementation of any short-term trading fees, exchange limitations and any other restrictions intended to prevent excessive or short-term trading in the Fund.

     In carrying out its responsibilities under this Section 1, MFSC agrees to coordinate with such fund trade monitoring or similar groups or committees established from time to time by Massachusetts Financial Services Company ("MFS"), the sponsor, investment adviser and

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     administrator of the Funds and the parent of MFSC. As of the date of this amendment, MFS has established a Fund Trade Monitoring Committee ("FTM Committee") and a Fund Trade Monitoring Group ("FTM Group"). The FTM Group searches for potential violations of any limitations on exchanges established from time to time and for potential market timing and late trading activity. The FTM Committee supervises the activities of the FTM Group. As of the date of this amendment, the procedures that are in effect are attached as ANNEX B; ANNEX B to amendment shall be updated to reflect such procedures as in effect from time to time. MFSC shall make such periodic reports to the Board of Trustees (or a committee thereof) as reasonably requested from time to time.

Section 2. Subject to such oversight and authorization as the Board of Trustees deems appropriate, the Funds shall bear such sub-accounting and networking fees as agreed to from time to time with MFSC.

Section 3. This Amendment shall be construed under and shall be governed by the laws of The Commonwealth of Massachusetts, and the parties hereto agree that proper venue of any action with respect hereto shall be Boston, Massachusetts.

Section 4. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate original by its officers thereunto duly authorized, as of February 22, 2005.

                                        MFS SERVICE CENTER, INC.

                                        By: MAUREEN LEARY-JAGO
                                            ------------------------------------
                                            Maureen Leary-Jago, President


                                        Each of the Funds listed on ANNEX A


                                        By: JAMES R. BORDEWICK, JR.
                                            ------------------------------------
                                            James R. Bordewick, Jr.
                                            Assistant Secretary

                                        2
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              ANNEX A TO AMENDMENT TO SHAREHOLDER SERVING AGREEMENT

MFS SERIES TRUST I

     MFS Cash Reserve Fund                              ("MCF")
     MFS Core Equity Fund                               ("RGI")
     MFS Core Growth Fund                               ("CGF")
     MFS Managed Sectors Fund                           ("MMS")
     MFS New Discovery Fund                             ("NDF")
     MFS Research International Fund                    ("RIF")
     MFS Strategic Growth Fund                          ("AGF")
     MFS Technology Fund                                ("SCT")
     MFS Value Fund                                     ("EIF")

MFS SERIES TRUST II

     MFS Emerging Growth Fund                           ("MEG")
     MFS Large Cap Growth Fund                          ("MCG")

MFS SERIES TRUST III

     MFS High Income Fund                               ("MFH")
     MFS High Yield Opportunities Fund                  ("HYO")
     MFS Municipal High Income Fund                     ("MMH")

MFS SERIES TRUST IV

     MFS Government Money Market Fund                   ("MMG")
     MFS Mid Cap Growth Fund                            ("OTC")
     MFS Money Market Fund                              ("MMM")
     MFS Municipal Bond Fund                            ("MMB")

MFS SERIES TRUST V

     MFS International New Discovery Fund               ("MIO")
     MFS Research Fund                                  ("MFR")
     MFS Total Return Fund                              ("MTR")

MFS SERIES TRUST VI

     MFS Global Equity Fund                             ("MWE")
     MFS Global Total Return Fund                       ("MWT")
     MFS Utilities Fund                                 ("MMU")

MFS SERIES TRUST VII

     MFS Capital Opportunities Fund                     ("MVF")

MFS SERIES TRUST VIII

      MFS Global Growth Fund                            ("WGF")
      MFS Strategic Income Fund                         ("MSI")

MFS SERIES TRUST IX

     MFS Bond Fund                                      ("MFB")
     MFS Inflation-Adjusted Bond Fund                   ("IAB")
     MFS Intermediate Investment Grade Bond Fund        ("IBF")
     MFS Limited Maturity Fund                          ("MLM")
     MFS Municipal Limited Maturity Fund                ("MML")
     MFS Research Bond Fund                             ("RBF")
     MFS Research Bond Fund J                           ("RBJ")

MFS SERIES TRUST X

     MFS Aggressive Growth Allocation Fund              ("AGG")
     MFS Conservative Allocation Fund                   ("CON")
     MFS Emerging Markets Debt Fund                     ("EMD")
     MFS Emerging Markets Equity Fund                   ("FEM")
     MFS Floating Rate High Income Fund                 ("FRH")
     MFS Growth Allocation Fund                         ("GRO")
     MFS International Growth Fund                      ("FGF")
     MFS International Value Fund                       ("FGI")
     MFS Moderate Allocation Fund                       ("MOD")
     MFS New Endeavor Fund                              ("NEF")
     MFS Strategic Value Fund                           ("SVF")

MFS SERIES TRUST XI

     MFS Mid Cap Value Fund                             ("MDV")
     MFS Union Standard Equity Fund                     ("UNE")

MFS MUNICIPAL SERIES TRUST ("MST")
     MFS Alabama Municipal Bond Fund                    ("MAL")
     MFS Arkansas Municipal Bond Fund                   ("MAR")
     MFS California Municipal Bond Fund                 ("MCA")
     MFS Florida Municipal Bond Fund                    ("MFL")
     MFS Georgia Municipal Bond Fund                    ("MGA")
     MFS Maryland Municipal Bond Fund                   ("MMD")
     MFS Massachusetts Municipal Bond Fund              ("MMA")
     MFS Mississippi Municipal Bond Fund                ("MMP")
     MFS Municipal Income Fund                          ("MMI")
     MFS New York Municipal Bond Fund                   ("MNY")
     MFS North Carolina Municipal Bond Fund             ("MNC")
     MFS Pennsylvania Municipal Bond Fund               ("MPA")
     MFS South Carolina Municipal Bond Fund             ("MSC")
     MFS Tennessee Municipal Bond Fund                  ("MTN")
     MFS Virginia Municipal Bond Fund                   ("MVA")
     MFS West Virginia Municipal Bond Fund              ("MWV")

MFS VARIABLE INSURANCE TRUST ("MVI")
     MFS Bond Series                                    ("VFB")
     MFS Capital Opportunities Series                   ("VVS")
     MFS Emerging Growth Series                         ("VEG")
     MFS Global Equity Series                           ("VGE")
     MFS High Income Series                             ("VHI")
     MFS Investors Growth Stock Series                  ("VGS")
     MFS Investors Trust Series                         ("VGI")
     MFS Mid Cap Growth Series                          ("VMG")
     MFS Money Market Series                            ("VMM")

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     MFS New Discovery Series                           ("VND")
     MFS Research Series                                ("VFR")
     MFS Strategic Income Series                        ("VWG")
     MFS Total Return Series                            ("VTR")
     MFS Utilities Series                               ("VUF")
     MFS Value Series                                   ("VLU")

MFS INSTITUTIONAL TRUST

     MFS Institutional International Equity Fund        ("IIE")
     MFS Institutional International
       Research Equity Fund                             ("IRE")
     MFS Institutional Large Cap Growth Fund            ("ILC")
     MFS Institutional Large Cap Value Fund             ("ILV")

MASSACHUSETTS INVESTORS TRUST                           ("MIT")

MASSACHUSETTS INVESTORS GROWTH STOCK FUND               ("MIG")

MFS GROWTH OPPORTUNITIES FUND                           ("MGO")

MFS GOVERNMENT SECURITIES FUND                          ("MGS")

MFS GOVERNMENT LIMITED MATURITY FUND                    ("MGL")

MFS GOVERNMENT MARKETS INCOME TRUST                     ("MGF")

MFS INTERMEDIATE INCOME TRUST                           ("MIN")

MFS CHARTER INCOME TRUST                                ("MCR")

MFS SPECIAL VALUE TRUST                                 ("MFV")

MFS MUNICIPAL INCOME TRUST                              ("MFM")

MFS MULTIMARKET INCOME TRUST                            ("MMT")

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                                                                         ANNEX B

                      MFS FUND TRADE MONITORING PROCEDURES

      ADOPTED BY THE FUND TRADE MONITORING COMMITTEE ON SEPTEMBER 29, 2004

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                                TABLE OF CONTENTS

A. MONITORING AND ENFORCEMENT PROCEDURES
     1. Nature of Fund Trading Policies
     2. Monitoring for Compliance with Fund Trading Policies
     3. Enforcement of Fund Trading Policies
     4. Recordkeeping and Reporting
     5. Monitoring and Enforcement Limitations

B. RECORDKEEPING AND ONGOING REVIEW
     1. Record keeping
     2. Ongoing Review of Appropriateness of Procedures

C.  APPENDICES
Appendix A - Enforcement Actions

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                      MFS FUND TRADE MONITORING PROCEDURES

The MFS Fund Trade Monitoring Committee ("COMMITTEE") has adopted these Procedures which are designed to address trade monitoring and enforcement functions performed by MFS on behalf of open-end funds sponsored by MFS or one of its controlled affiliates (THE "FUNDS"). Pursuant to these Procedures, MFS seeks to monitor and enforce Fund policies concerning: (i) excessive shareholder trading of Fund shares; (ii) redemption fees imposed on exchange and redemption transactions by certain Funds; (iii) late trading in Fund shares (collectively referred to as "FUND TRADING POLICIES"); and such other activities as deemed necessary by the Committee.

A. MONITORING AND ENFORCEMENT PROCEDURES

   1. NATURE OF FUND TRADING POLICIES.

   The Funds have, and from time to time will change, their Fund Trading Policies. As noted earlier, these Fund Trading Policies are designed to limit or prevent excessive shareholder trading in Fund shares and late trading, and certain Funds have adopted redemption fees. Certain Funds have adopted defined limitations on the frequency and dollar amount of permitted exchanges over a certain time period ("SPECIFIC LIMITATION POLICIES") while reserving the right to reject, restrict or cancel any purchase or exchange request that is, or may be considered, harmful to the best interests of Fund shareholders ("GENERAL LIMITATION POLICIES"), while other Funds have not adopted Specific Limitation Policies but have adopted General Limitation Policies, as disclosed in their prospectuses as updated from time to time.

   2. MONITORING FOR COMPLIANCE WITH FUND TRADING POLICIES.

   A group of MFS employees called the Fund Monitoring Group ("FMG") is responsible for the day-to-day monitoring of Fund share transactions and for determining whether these transactions are in accordance with Fund Trading Policies, subject to oversight by and reporting to the Committee.

   3. ENFORCEMENT OF FUND TRADING POLICIES.

   The FMG is responsible for the day-to-day enforcement of Fund Trading Policies, subject to oversight by and reporting to the Committee. Where the FMG detects share trading activity which violates or may violate a Fund's Specific Limitation Policies or General Limitation Policies or otherwise is determined by the FMG to be suspicious, the FMG is authorized by the Committee to take certain enforcement actions, as outlined on APPENDIX A ("ENFORCEMENT ACTIONS").

   4. RECORDKEEPING AND REPORTING.

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   The FMG maintains a daily log identifying transactions that the FMG has determined are or may be in violation of Fund Trading Policies, as well as a variety of reports showing the levels of various share transaction activities, and where appropriate the assessment of redemption fees. Where the FMG takes Enforcement Action, it maintains records of the Enforcement Action taken. These various records and reports are summarized or provided by the FMG to the Committee for its review at the Committee's regular meetings, as well as communicated to Committee members as deemed necessary or appropriate by the FMG between meetings.

   5. MONITORING AND ENFORCEMENT LIMITATIONS.

   The Committee's and FMG's ability to effectively limit or prevent trading activity in contravention of Fund Trading Policies is performed in good faith on a best efforts basis, but is subject to certain limitations. These limitations include the fact that Fund shares may be held on an omnibus accounts basis by retirement plans, through variable annuity or other insurance contracts or by financial intermediaries which provide participant-level recordkeeping services, where MFS does not have direct access to underlying account activity and is therefore not in a position to monitor this activity (or where applicable assess redemption fees) directly. In addition, operating systems used by MFS and/or the industry in some cases do not have the capability to systematically monitor trading activity or assess redemption fees. While financial intermediaries are required to submit Fund trade orders in accordance with the Funds' policies and Securities and Exchange Commission rules, there does not currently exist a systematic way to ensure that those orders are received by the financial intermediary prior to the Funds' trade order cut-off time for receiving that days' net asset value. The Securities and Exchange Commission has proposed rules to address some of these limitations, and the Committee expects that over time and with the adoption of these rules it will be in a better position to effectively limit or prevent trading activity in contravention of Fund Trading Policies.

B. RECORDKEEPING AND ONGOING REVIEW

1. RECORD KEEPING

All records required to be maintained under these Procedures must be retained for a period not less than 6 years, the first two years in an easily accessible place.

2. ONGOING REVIEW OF APPROPRIATENESS OF PROCEDURES

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These Procedures will be reviewed periodically by the Committee and revised as deemed necessary or appropriate. Any material changes to these Procedures shall be reported to the MFS Risk and Compliance Committee at its next regularly scheduled meeting.

                                                                      APPENDIX A

                               ENFORCEMENT ACTIONS

     a) STOP - If the FMG determines that trading violates Fund Trading Policies, a Stop will be placed on the account preventing the accountholder from making further purchases into the account. The accountholder will be sent a letter explaining the actions that have been taken on the account. In the case where an intermediary services the account, such as an omnibus account, the intermediary will be requested to take action on the account and supply MFS with proof that the action has been taken.

     b) CANCEL - If the FMG determines that trading violates Fund Trade Policies, any additional purchases that are made prior to stops being placed on accounts will be cancelled.

     c) WARNING - Accountholders will generally be sent warning letters on transactions prior to reaching a Specific Limitation Policy, unless determined unnecessary by the Committee. These letters will explain that they will be allowed one more exchange out prior to having a stop purchase placed on their account. In the case where an intermediary services the account, such as an omnibus account, the intermediary will be requested to take action on the account and supply MFS with proof that the action has been taken. Additionally, for trading activity that the FMG determines may violate a General Limitation Policy, a determination will be made on whether to place a stop on the account or send a warning letter to the accountholder.

     d) WATCH - In certain situations it may not be determinable if trading in violation of Fund Trading Policies is occurring. In these cases the FMG will take no action on the account but will watch the account for a period of time to gain more evidence on whether it believes timing is taking place.

     e) PASSED ACTIVITY - Suspicious activity identified, through one of the monitoring tools, and determined not to be in violation of Fund Trading Policies, is considered "Passed activity."

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                                                                      APPENDIX B

                          DEFINITIONS FOR MATRIX REPORT

WATCH - Fund/Account has been placed on watch list for at least 60 days due to activity that may be suspicious. Subsequent activity for these accounts is reviewed daily on the ACS Watch and Warning Accounts with Activity report.

WARN - Warning letter has been generated to shareholder upon approaching exchange limit or trading excessively. Broker is copied on letter. For TRAC plans, the plan sponsor is copied on the letter.

STOP - Shareholder is stopped from future purchases and exchange purchases into the fund for the specified time period (may be due to exchange limits or excessive trading). Stop letter is generated to the shareholder with a cc to the broker. For TRAC plans, the plan sponsor is copied on the letter.

PREVENT - Trade is rejected or canceled on day-one prior to confirmation. This may be due to frequency limits, excessive trading, or protection of the Fund. For example, the Fund Trade Monitoring Group may reject a trade from a shareholder if it is decided that the trade would be harmful to the Fund(s).

CANCEL - Trade is reversed after confirming on day-two. This may be due to frequency limits, excessive trading, or protection of the Fund. For example, if a shareholder attempts to circumvent policy by establishing a duplicate fund/account, the exchange purchase into that account would be canceled the following day.

NON-OMNIBUS - Accounts for which MFS directly assesses redemption fees at the account level.

OMNIBUS - Accounts that are excluded from the direct assessment of redemption fees based on social code. Because we do not receive the underlying shareholder detail on these accounts, we rely on the omnibus partner firms with systematic capability to assess and remit redemption fees to us.